SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 2, 2007
Date of Report (date of earliest event reported):

TRITON DISTRIBUTION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-51046	84-1039067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

One Harbor Drive, Suite 300
Sausalito, California 94965
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 339-4600

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 2, 2007, Triton Distribution Systems, Inc. (the “Company”) appointed Michael W. Overby as its Chief Financial Officer, replacing Kevin Pickard who will be a consultant to the Company on an as needed basis.

Prior to joining Triton Distribution Systems, Mr. Overby served as Vice President of Finance and Chief Financial Officer for Riverstone Networks, Inc. a provider of carrier class Ethernet network switching equipment from October 2004 to September 2006. During Mr. Overby’s tenure with Riverstone he guided the Company through Chapter 11 Bankruptcy to a sale of assets. From March 2000 to September 30, 2004 he was the Vice President of Finance and Chief Financial Officer for Adept Technology, Inc., the leading provider of intelligent vision-guided robotics and global robotics services for assembly, handling and packaging processes. From December 1999 to March 2000, Mr. Overby held the position of Corporate Controller at Adept. From November 1998 to November 1999, Mr. Overby was a financial executive for Digital Generation Systems, Inc., a leading provider of digital distribution services to the broadcast advertising industry. From 1996 to 1998 he was Corporate Controller and Director of Information Systems at Borland, a public software company. Mr. Overby also worked with Deloite & Touché, LLP and Coopers & Lybrand, LLP, (currently PricewaterhouseCoopers, LLP) where he focused on auditing companies in the venture capital, high-tech and manufacturing industries.

Mr. Overby holds a B.S. in Business Administration from California Polytechnic State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 8, 2007

Triton Distribution Systems, Inc.

By:	/s/ Gregory Lykiardopoulos
Gregory Lykiardopoulos
Chief Executive Officer